                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant  [x]

      Filed by a party other than the registrant
      Check the appropriate box:
        Preliminary proxy statement
      [x] Definitive proxy statement
          Definitive additional materials
          Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               CORVEL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                   Registrant
                   (Name of Person(s) Filing Proxy Statement)
               Payment of filing fee (Check the appropriate box):

     [x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).


          $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies: N/A

      (2)  Aggregate number of securities to which transactions applies: N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1) N/A

      (4)  Proposed maximum aggregate value of transaction: N/A

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid: N/A

      (2) Form, schedule or registration statement no.: N/A

      (3)  Filing party: N/A

      (4)  Date filed: N/A

- ---------------
 (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                                        [LOGO]



          July 1, 1996

          Dear CorVel Stockholder:

          We are pleased to invite you to our 1996 Annual Meeting which will be held at the offices of the Company, 600 City Parkway West, Suite 200, Orange, California, on Thursday, August 1, 1996, at 9:00 a.m. Pacific Daylight Time. The Annual Meeting will begin with a report on the Company's progress, followed by a discussion and stockholder questions. Voting on election of directors and other matters is also scheduled. The items to be voted on are addressed in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

          Several significant milestones reached in fiscal 1996 deserve special mention:

          o CorVel reported record revenues of $109.1 million for the fiscal year ended March 31, 1996, representing an increase of approximately 14% over the $95.8 million in revenues in fiscal 1995.

          o CorVel continued its expansion into the accident and health marketplace with increased sales of "24 Hour" managed care programs focused on disability management.

          o CorVel continued to expand its line of Managed Care Organizations, the state regulated entities providing managed care services in workers compensation.

          Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card to ensure that your shares will be represented. A postage pre-paid envelope has been provided for your convenience.

          We look forward to seeing you at our meeting.

                              Sincerely,

                              [SIG]

                              V. Gordon Clemons,
                              Chairman of the Board, Chief Executive Officer and President

                               CorVel Corporation

                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

                                 AUGUST 1, 1996

To the Stockholders of CorVel Corporation:

Notice is hereby given that the 1996 Annual Meeting of Stockholders of CorVel Corporation, will be held at the Company's offices, 600 City Parkway West, Suite 200, Orange, California, on Thursday, August 1, 1996, at 9:00 a.m. Pacific Time for the following purposes:

     1.  To elect five (5) directors to serve until the 1997 Annual Meeting;

     2. To approve amendments to the Company's Restated 1988 Executive Stock Option Plan (the "Option Plan") to (a) increase by 200,000 the number of shares of Common Stock which may be granted under the Option Plan from 1,335,000 to 1,535,000 shares and (b) to extend the expiration date of the Option Plan from August 1, 1998 to June 30, 2006;

     3. To approve the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal 1997; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on June 14, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at such time will be so entitled to vote.

You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD in the enclosed, self-addressed, postage pre-paid envelope. It will assist us in keeping down the expenses of the Annual Meeting if all stockholders return their signed proxies promptly, whether they own a few shares or many shares.

A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING IN ORDER TO CONSTITUTE A QUORUM. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED AND TO AVOID THE ADDITIONAL COST TO THE COMPANY OF ADJOURNING THE ANNUAL MEETING AND RESOLICITING PROXIES.

                             YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors,
RICHARD J. SCHWEPPE
Secretary
Irvine, California
July 1, 1996

                               CORVEL CORPORATION

                                 PROXY STATEMENT

       This Proxy Statement and the enclosed proxy card are furnished in connection with the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of CorVel Corporation (the "Company") which will be held at the Company's offices located at 600 City Parkway West, Suite 200, Orange, California, on Thursday, August 1, 1996, at 9:00 a.m. Pacific Time. Stockholders of record at the close of business on June 14, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

       On June 14, 1996, there were 4,645,996 shares of Common Stock, $.0001 par value per share (the "Common Stock") outstanding. Each share of Common Stock is entitled to one vote on all matters brought before the Annual Meeting.

       A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. The Company's inspector of elections for the Annual Meeting will count abstentions and so-called "broker non-votes" (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others) for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting. Abstentions are also counted in tabulating the total number of votes cast on matters voted on by the stockholders at the Annual Meeting. Broker non-votes are not counted for purposes of determining either the number of votes cast on any matter voted on by the stockholders or whether such matter has been approved.

       The enclosed proxy is being solicited by the Company's Board of Directors and is revocable at any time prior to its exercise. A proxy may be revoked by delivery of a written revocation to the Secretary of the Company, by presentation of a subsequent proxy, properly signed, or by attendance at the Annual Meeting and voting in person.

       This Proxy Statement, the enclosed proxy card and the Company's Annual Report for the fiscal year ended March 31, 1996, are scheduled to be mailed commencing on or about July 1, 1996 to stockholders of record on June 14, 1996.

       The principal executive offices of the Company are located at 1920 Main Street, Suite 1090, Irvine, California 92614.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

       A Board of five directors is to be elected at the Annual Meeting. The Company's Certificate of Incorporation provides that each director will serve for a term ending on the date of the Company's next annual meeting. The foregoing notwithstanding, directors will serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

       The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, only for the election of each of the nominees for election named below to hold office until the date of the Company's 1997 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until he resigns, becomes disqualified or disabled, or is otherwise removed. Each such nominee is currently serving as a director and has indicated his willingness to continue to serve as a director if elected. In the unanticipated event that any such nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person nominated by the Board of Directors.

DIRECTORS AND NOMINEES

         The names and certain information about the nominees for director are set forth below:

         NAME                          AGE                 POSITION
         ----                          ---                 --------

Thomas R. Brown(1)(2)                   58                 Director

V. Gordon Clemons                       52      Chairman of the Board, Chief
                                                Executive Officer and President

Peter E. Flynn (1)                      36                 Director

Steven J. Hamerslag(1)(2)               40                 Director

Jeffrey J. Michael (2)                  39                 Director
- --------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

       Mr. Brown has served as a director of the Company since May 1991. Mr. Brown has been the Chairman of the Board and Chief Executive Officer of California Casualty Management Company, a property and casualty insurer, and Chairman of the Board of California Casualty Indemnity Exchange since May 1978. From May 1978 until September 1995, Mr. Brown served as Chairman of the Board of California Casualty Insurance Group, California Casualty Insurance Co., California Casualty & Fire Insurance Co., California Casualty General Insurance Co. and California Casualty Compensation Insurance Co. Mr. Brown also served as a director and Vice President of California Casualty & Life Insurance Company from May 1978 to September 1995. Mr. Brown has served as a director of Pillar Point Capital Management, Incorporated, an investment company, since July 1993 and as a director of Calco Insurance Brokers & Agents, Inc. since 1994.

       Mr. Clemons joined the Company as President and Chief Executive Officer in January 1988 and became Chairman of the Board in April 1991. Mr. Clemons was President of Caremark, Inc. the then-largest home intravenous therapy company in the United States, from May 1985 to September 1987, at which time the company was purchased by Baxter International, Inc. From 1981 to 1985, Mr. Clemons was President of INTRACORP, a subsidiary of CIGNA Corporation and the largest managed care provider to the workers compensation market in the United States. Mr. Clemons has 21 years of experience in the health care and insurance industries. Mr. Clemons has served on the board of Omnicell Technologies, Inc., a provider of hospital supply and pharmaceutical systems, since December 1995 and Oacis Healthcare Systems, Inc., a company that sells community health information systems and database repositories, since March 1996.

       Mr. Flynn has served as a director of the Company since May 1991. Mr. Flynn has been the Executive Vice President, Chief Financial Officer and Secretary of North Star Universal, Inc. ("North Star") since December 1990. In December 1992, Mr. Flynn also became the President and Chief Operating Officer of Transition Engineering, Inc. an indirect, wholly-owned subsidiary of North Star. From April 1989 to December 1990 Mr. Flynn was the Treasurer of North Star. Mr. Flynn has been a director of North Star since July 1991.

       Mr. Hamerslag has served as a director of the Company since May 1991. Mr. Hamerslag has been the Vice-Chairman of MTI Technology Corporation, a manufacturer of computer peripherals and network management software, since April 1996. From 1987 to April 1996 Mr. Hamerslag was the President and Chief Executive Officer of MTI.

       Mr. Michael has served as a director of the Company since September 1990. Mr. Michael has been the President and Chief Executive Officer of North Star since December 1990. From April 1989 to December 1990 Mr. Michael was the Vice President-Finance of North Star. Mr. Michael has been a director of North Star since May 1987, a director of Michael Foods, Inc., a food processing and distribution company affiliated with North Star, since April 1990, and a director of Michael-Curry Companies, Inc. since 1993.

       The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting is required for approval of the election of each of the nominees as a director of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE OR HIS SUBSTITUTE AS DESCRIBED ABOVE.

BOARD MEETINGS AND COMMITTEES

       During fiscal 1996, the Board of Directors held four meetings. Each of the nominees for election at the Annual Meeting attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors of which they are members.

       The Committees of the Board of Directors include the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee.

       The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing the Company's accounting practices and system of internal accounting controls. The Audit Committee currently consists of Messrs. Brown, Flynn and Hamerslag. The Audit Committee met once during fiscal 1996.

       The Compensation Committee is responsible for recommending and reviewing the compensation, including perquisites, of the Company's employees and for administering the Company's employee stock option and stock purchase plans. The Compensation Committee consists of Messrs. Brown, Hamerslag and Michael. The Compensation Committee met four times during fiscal 1996.

COMPENSATION OF DIRECTORS

       The Company pays each non-employee director an amount equal to $1,250 plus travel expenses for each Board meeting attended. The directors do not receive fees for telephonic meetings.

       Each individual who first becomes a non-employee member of the Board of Directors at any time on or after August 5, 1993 and who has not previously been in the employ of the Company, will receive an automatic option grant for 5,000 shares of Common Stock under the Company's Restated 1988 Executive Stock Option Plan, as amended (the "Option Plan"). In addition, each non-employee director who is to continue to serve as a non-employee Board member after the date of each Annual Meeting of Stockholders will be granted at that meeting, whether or not such individual is standing for re-election as a Board member and whether or not such individual has been in the prior employ of the Company, an option to purchase 1,500 shares of Common Stock, provided such individual has been a member of the Board for at least six months. Accordingly, as a non-employee director who was re-elected at the 1995 Annual Meeting each of Messrs. Brown, Flynn, Hamerslag, and Michael received an option to purchase 1,500 shares of Common Stock on August 3, 1995 (the date of the 1995 Annual meeting) with an exercise price of $25.50 (the fair market value of the Common Stock on such date). In addition, each of Messrs. Brown, Flynn, Hamerslag and Michael will be granted an automatic option to purchase an additional 1,500 shares of Common Stock on the date of the 1996 Annual Meeting at an exercise price equal to the fair market value of the stock on such date, provided such individual is re-elected as a director at the time of the Meeting. See Proposal 2 for a description of the automatic option grant program.

                                   PROPOSAL 2

             AMENDMENTS TO RESTATED 1988 EXECUTIVE STOCK OPTION PLAN

       The stockholders are being asked to vote on a proposal to approve amendments to the Company's Restated 1988 Executive Stock Option Plan (the "Option Plan") in order to (i) increase by 200,000 the number of shares of Common Stock available for issuance under the Option Plan from 1,335,000 to 1,535,000 shares, and (ii) extend the expiration date of the Option Plan from August 1, 1998 to June 30, 2006. The Board of Directors approved the amendments on June 21, 1996, subject to stockholder approval at the 1996 Annual Meeting.

       The Board of Directors believes it necessary to increase the number of shares available for issuance under the Option Plan and extend the term of the Option Plan in order to allow the Company to continue to use equity incentives to attract and retain the services of key individuals essential to the Company's long-term success.

       The Option Plan was adopted by the Board on August 1, 1988 and approved by the Company's sole stockholder on the same date. It was subsequently amended and restated on several occasions. Each amendment was subsequently approved by the Company's stockholders.

       The following is a summary of the principal features of the Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices in Irvine, California.

STRUCTURE OF THE OPTION PLAN

       The Option Plan is divided into two separate components: the Discretionary Option Grant Program and the Automatic Option Grant Program. Under the Discretionary Option Grant Program, options may be issued to key employees (including officers and directors), consultants and independent contractors of the Company (or its parent or subsidiary companies) who contribute to the management, growth and financial success of the Company (or its parent or subsidiary companies). Under the Automatic Option Grant Program, option grants will automatically be made to non-employee members of the Company's Board of Directors (the "Board") at periodic intervals.

       The Discretionary Option Grant Program is administered by the Company's Compensation Committee (the "Committee"). The Committee has complete discretion (subject to the provisions of the Option Plan) to authorize option grants under the Option Plan.

       Administration of the Automatic Option Grant Program is self-executing in accordance with the terms of the Option Plan. The Committee has no discretionary authority with respect to that program.

       As of June 1, 1996, approximately 117 employees (including 4 executive officers) were eligible to participate in the Discretionary Option Grant Program. All of the 4 non-employee Board members are eligible to participate in the Automatic Option Grant Program.

SHARES SUBJECT TO OPTION PLAN

       Assuming stockholder approval of this Proposal 2, the total number of shares of Common Stock issuable over the term of the Option Plan may not exceed 1,535,000 shares. However, not more than 614,807 shares of Common Stock may be issued after June 1, 1996. Such shares will be made available either from authorized but unissued Common Stock or from Common Stock reacquired by the Company.

       In no event may any one individual participating in the Option Plan be granted stock options or separately-exercisable stock appreciation rights for more than 800,000 shares of Common Stock in the aggregate over the term of the Option Plan. For purposes of such limitation, any stock options or stock appreciation rights granted prior to January 1, 1994 will not be taken into account.

       In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the Option Plan and to each outstanding option.

OPTIONS GRANTED

       The table below shows, as to the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table under "Executive Compensation and Related Information" below and the other indicated persons and groups, the number of shares of Common Stock subject to options granted under the Option Plan during the period from April 1, 1995 to June 1, 1996.


       NAME AND POSITION                                      NUMBER OF OPTION
       -----------------                                       SHARES GRANTED      WEIGHTED AVERAGE
                                                               4/1/95 - 6/1/96      EXERCISE PRICE

       V. Gordon Clemons, Chairman of the Board,
         Chief Executive Officer & President                         -0-                 $0.0

       Daniel H. Davis,
         V.P. Marketing & New Business Development                 11,000               $26.994

       Richard J. Schweppe,
         Chief Financial Officer                                    3,300               $26.72
       Louis E. Silverman,

         V.P. Operations                                           10,000               $27.525

       Thomas R. Brown,
         Director                                                   1,500               $25.50

       Peter E. Flynn,
         Director                                                   1,500               $25.50

       Steven J. Hamerslag,
         Director                                                   1,500               $25.50

       Jeffrey J. Michael,
         Director                                                   1,500               $25.50

       All current executive officers as a group
       (4  persons)                                                24,300               $27.175

       All current directors (other than
       executive officers) as a group (4 persons)                   6,000               $25.50

       All other employees, including current officers
       who are not executive officers, as a group                  84,550               $26.619
       (117 persons)



NEW PLAN BENEFITS

       No options will be granted prior to the Annual Meeting on the basis of the 200,000-share increase to the Option Plan. However, on the date of the Annual Meeting each of Messrs. Brown, Flynn, Hamerslag and Michael, if re-elected at the Annual Meeting, will receive an additional grant of 1,500 shares of Common Stock under the Automatic Option Grant Program at an exercise price equal to the fair market value on such date.

PRICE AND EXERCISABILITY

       The exercise price per share for options issued under the Discretionary Option Grant Program may not be less than 85% of the fair market value of the Company's Common Stock on the grant date and no option may be outstanding for more than a ten (10)-year term.

       The Committee may assist any optionee (including an officer) in the exercise of outstanding options under the Option Plan by (a) authorizing a loan (with or without security or collateral) from the Company, (b) permitting the optionee to pay the exercise price in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate exercise price payable for the purchased shares (less the par value), plus any Federal and state income or employment taxes incurred in connection with the purchase.

VALUATION

       For purposes of establishing the option exercise price and for all other valuation purposes under the Option Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date, as quoted on the Nasdaq National Market. If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of fair market value. The closing selling price of the Common Stock on May 31, 1996 was $33.00 per share.

TERMINATION OF SERVICE

         All options granted under the Discretionary Option Grant Program must be exercised within twelve (12) months (or such shorter period as the Committee may establish at the time of grant) after the optionee ceases for any reason to be in the employ or service of the Company or its parent or subsidiary corporations. In the event of the optionee's death, the option may be exercised within twelve (12) months of the optionee's death by the personal representative of the optionee's estate or by the person inheriting the option. The Committee will, however, have complete discretion to extend the period of time for which any option granted under the Discretionary Option Grant Program is to remain exercisable following the optionee's cessation of employment or service, but under no circumstances may an option be exercised after the specified expiration date of the option term.

       Each option granted under the Discretionary Option Grant Program will be exercisable only to the extent of the number of shares for which such option is exercisable at the time of the optionee's cessation of employment or service, unless the Committee determines at such time to accelerate the exercisability of the option in whole or in part.

ACCELERATION OF OPTIONS

       In the event of an acquisition of the Company by merger or asset sale ("Corporate Transactions"), each option outstanding under the Discretionary Option Grant Program at the time will automatically become exercisable as to all of the option shares immediately prior to the effective date of the Corporate Transaction. However, no acceleration will occur if and to the extent: (i) such option is either to be assumed by the successor corporation or parent thereof or replaced by a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation designed to preserve the option spread existing at the time of the Corporate Transaction and incorporating the same vesting schedule applicable to the option or (iii) acceleration of such option is subject to other applicable limitations imposed by the Committee at the time of grant. Upon the consummation of any Corporate Transaction, all outstanding options will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be outstanding.

       The Committee will have the discretion, exercisable at any time, to provide for the automatic acceleration of one or more assumed or replaced options which are not otherwise accelerated in connection with the Corporate Transaction, or to provide for automatic vesting of the optionee's interest in any cash incentive program implemented in replacement of his or her options under the Discretionary Option Grant Program, should the optionee's employment with the successor entity terminate within a designated period following the Corporate Transaction.

       The acceleration of options in the event of a Corporate Transaction may be seen as an anti-take-over provision and may have the effect of discouraging a merger proposal, a take-over attempt or other efforts to gain control of the Company.

STOCK APPRECIATION RIGHTS

       At the Committee's discretion, options granted under the Discretionary Option Grant Program may be granted with stock appreciation rights. Two types of stock appreciation rights are authorized for issuance: (i) tandem rights which require the option holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for an appreciation distribution and (ii) limited rights which are automatically exercised upon the occurrence of a Hostile Take-Over.

       Tandem stock appreciation rights provide the holders with the right to surrender their option for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value (on the date of exercise) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the Committee's discretion, be made in shares of Common Stock valued at fair market value on the date of exercise, in cash or in a combination of cash and Common Stock.

       One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's discretion, be granted a limited stock appreciation right as part of any stock option grant made to such officers. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be canceled upon the occurrence of a Hostile Take-Over, to the extent the option is at such time exercisable for vested shares. In return, the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock in which the optionee is vested under the canceled option (or canceled portion) over (ii) the aggregate exercise price payable for such shares.

       For purposes of such option cancellation provisions, the following definitions are in effect under the Option Plan:

       HOSTILE TAKE-OVER: The acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept, provided more than 50% of the securities so acquired in such tender or exchange offer are obtained from holders other than the officers and directors of the Company subject to the short-swing profit restrictions of the Federal securities laws.

       TAKE-OVER PRICE: The greater of (A) the fair market value of the shares subject to the canceled option, measured on the cancellation date in accordance with the valuation provisions of the Option Plan, or (B) the highest reported price per share paid by the acquiring entity in effecting the Hostile Take-Over.

       Outstanding options granted to executive officers under the Option Plan prior to June 15, 1992 provide such individuals with a different form of limited stock appreciation right. This latter right will provide the holder, if he or she is an officer at the time a hostile tender offer for 50% or more of the Company's outstanding voting securities is successfully completed, with a thirty
(30)-day period in which to surrender the underlying stock option in return for a cash distribution from the Company equal to the excess of the Take-Over Price of the shares subject to the surrendered option over the exercise price payable for such shares.

SPECIAL TAX WITHHOLDING ELECTION

       The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate, provide one or more participants in the Discretionary Option Grant Program with the election to have the Company withhold, from the shares of Common Stock purchased under the Option Plan upon the exercise of non-statutory options, that number of shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% as specified by the participant) of the Federal and state income tax liability incurred by the optionee in connection with the acquisition of such shares. Any election so made will be subject to the approval of the Committee and no shares will be accepted in satisfaction of such tax liability except to the extent the Committee approves the election. One or more participants in the Discretionary Option Grant Program may also be granted the alternative right, subject to Committee approval, to deliver previously issued shares of Common Stock in satisfaction of such tax liability. The withheld delivered shares will be valued at fair market value on the determination date for the tax liability applicable to the shares acquired under the Option Plan.

CANCELLATION AND NEW GRANT OF OPTIONS

       The Committee has the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant in substitution therefor new options covering the same or a different number of shares of Common Stock but having an exercise price per share not less than 85% of the fair market value per share of the Company's Common Stock on the new grant date, in the case of a grant of a non-statutory option and 100% of such fair market value in the case of the grant of an Incentive Option. It is anticipated that the exercise price in effect under the new grant will in all instances be less than the exercise price in effect under the terminated option.

AUTOMATIC OPTION GRANT PROGRAM

       Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member on or after the date of the 1993 Annual Meeting, whether through election by the Company's stockholders or appointment by the Board, will receive, at the time of such initial election or appointment, an automatic option grant for 5,000 shares of Common Stock, provided such individual has not been in the prior employ of the Company. In addition, each individual who continues to serve as a non-employee Board member after one or more annual stockholder meetings, commencing with the 1993 Annual Meeting, including individuals who joined the Board prior to such time, will automatically be granted at each such stockholder meeting, whether or not he or she has been in the prior employ of the Company, a stock option to purchase 1,500 shares of Common Stock. However, an individual will be eligible to receive such an annual grant only if he or she has served as a non-employee Board member for at least six (6) months prior to the date of such stockholder meeting. There will be no limit on the number of such 1,500-share options any one non-employee Board member may receive over his or her period of Board service.

       Each option granted under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value of the option shares on the automatic grant date and a maximum term of ten (10) years measured from the grant date. Each automatic grant will become exercisable in a series of four (4) equal and successive annual installments over the optionee's period of Board service, with the first such installment to become exercisable twelve (12) months after the automatic grant date.

       The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or upon certain changes in the ownership or control of the Company. In addition, upon the successful completion of a Hostile Take-Over (as defined above), each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the Take-Over Price per share over (b) the exercise price payable for such share.

AMENDMENT AND TERMINATION OF OPTION PLAN

       The Board may amend or modify the Option Plan in any or all respects whatsoever subject to any required stockholder approval.

       The Board may terminate the Option Plan at any time, but the Option Plan will in all events terminate on June 30, 2006 assuming approval of this Proposal 2 or (if earlier) on the date all shares available for issuance under the Option Plan are issued or canceled pursuant to the exercise or surrender of options granted under the Option Plan. Any options outstanding at the time of termination of the Option Plan will remain in force in accordance with the provisions of the instruments evidencing such grants.

FEDERAL TAX CONSEQUENCES

       Options granted under the Option Plan may be either Incentive Options which satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options which do not satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

                  (i) Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the purchased shares at the time of exercise and the exercise price is generally included as alternative minimum taxable income for purposes of the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

       For Federal tax purposes, dispositions are divided into two categories:
(A) qualifying and (B) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (A) the amount realized upon the sale or other disposition less (B) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (A) the fair market value of those shares at the date of exercise less
(B) the exercise price paid therefor will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the amount by which the fair market value of such shares on the date the options is exercised exceeds the exercise price. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

          (ii) Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to
(A) the excess of the fair market value of the purchased shares at the date of exercise over (B) the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of employment or service prior to vesting, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the difference between (1) the fair market value of the shares on the date the Company's repurchase right lapses and (2) the exercise price paid for the shares. The optionee may, however, elect under
Section 83(b) of the Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the difference between (1) the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to the Company's repurchase right) and (2) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the employer corporation in which ordinary income is recognized by the optionee in connection with the exercise of the options.

ACCOUNTING TREATMENT

     The grant of stock options with an exercise price equal to the fair market value of the option shares on the grant date will not result in any compensation expense to the Company, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. To the extent the option exercise price is less than the fair market value, a compensation expense will arise which will have to be amortized against the Company's earnings over the vesting period in effect for the option grant. Outstanding options will in all events be taken into account in the calculation of earnings per share on a fully diluted basis.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against the Company's earnings.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on Proposal 2 is required for approval of the amendments to the Option Plan. If stockholder approval of the amendments to the Option Plan is not obtained, the Option Plan will terminate once the balance of the share reserve as last approved by the stockholders has been issued pursuant to outstanding option grants under the Option Plan, or if earlier, August 1, 1998.

     THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENTS TO THE OPTION PLAN ARE NECESSARY IN ORDER TO ASSURE THAT THE COMPANY WILL CONTINUE TO HAVE A SUFFICIENT SHARE RESERVE FOR AN EXTENDED PERIOD OF TIME TO CONTINUE TO PROVIDE EQUITY INCENTIVES TO ATTRACT AND RETAIN THE SERVICES OF KEY EMPLOYEES, CONSULTANTS AND NON-EMPLOYEE BOARD MEMBERS. FOR THIS REASON, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3

                              SELECTION OF AUDITORS

     The accounting firm of Ernst & Young LLP served as the independent auditors for the Company for the fiscal year ended March 31, 1996. Subject to stockholder approval at the Annual Meeting, the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997. The affirmative vote of a majority of the shares of the Company's voting stock represented and voted at the Annual Meeting is required for approval of the appointment of Ernst & Young LLP as the Company's independent auditors.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company as of May 31, 1996 with respect to beneficial ownership of the Company's Common Stock by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director and nominee for director, (iii) the Chief Executive Officer and each other Named Executive Officer of CorVel (as such term is defined below under the caption "Summary of Cash and Certain Other Compensation"), and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. The following table is based upon information supplied by directors, executive officers and principal stockholders, and Schedule 13Gs filed with the Securities and Exchange Commission. Except as otherwise noted, the persons named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.



            NAME AND ADDRESS OF                        AMOUNT OF COMMON                     PERCENTAGE OF COMMON
            BENEFICIAL OWNER                      STOCK BENEFICIALLY OWNED             STOCK BENEFICIALLY OWNED (1)
            ----------------                      ------------------------             ----------------------------

      NORTH STAR UNIVERSAL, INC.                        1,236,671 (2)                            26.62%
         Jeffrey J. Michael
         5353 Wayzata Blvd.
         Minneapolis, MN  55416

      GEOCAPITAL CORPORATION                              406,800 (3)                             8.76%
         Irwin Lieber
         767 Fifth Avenue
         New York, NY  10153

      V. GORDON CLEMONS                                   394,742 (4)                             8.39%
         1920 Main Street, Suite 1090
         Irvine, CA  92614

      MELLON BANK CORPORATION                             394,000 (5)                             8.48%
      MELLON BANK, N.A.
      THE DREYFUS CORPORATION

         One Mellon Bank Center
         Pittsburgh, PA  15258

      WASATCH ADVISORS, INC.                              234,900 (6)                             5.06%
          68 South Main Street, Suite 400
          Salt Lake City, UT  84101

      DANIEL H. DAVIS                                      81,176 (7)                             1.74%
         1210 Northbrook Drive, Suite 410
         Trevose, PA  19053

      LOUIS E. SILVERMAN                                   24,271 (8)                               *
         1920 Main St., Suite 1090
         Irvine, CA  92614

      PETER E. FLYNN                                        8,925 (9)                               *
         5353 Wayzata Blvd.
         Minneapolis, MN  55416

      STEVEN J. HAMERSLAG                                  8,625 (10)                               *
         4905 East LaPalma Avenue
         Anaheim, CA  92807

      THOMAS R. BROWN                                      7,125 (11)                               *
         1900 Alameda de las Pulgas
         San Mateo, CA  94403

      All executive officers and directors             1,772,497 (12)                            37.32%
      as a group (8 individuals)

       *Less than 1%

     (1) Applicable percentage ownership is based on 4,645,026 shares of Common Stock outstanding as of May 31, 1996. Any securities not outstanding but which are subject to options exercisable within 60 days of May 31, 1996, are deemed outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by any person holding such options but are not deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

     (2) Includes 1,225,000 shares owned by North Star Universal, Inc. ("North Star"), 10,546 shares owned directly by Mr. Michael, a director of North Star and the Company and 1,125 shares subject to options held by Mr. Michael that are exercisable within 60 days of May 31, 1996. Excludes 3,375 shares subject to options held by Mr. Michael that are exercisable after July 31, 1996. Also excludes (i) 300 shares owned indirectly by Mr. Flynn, a director of North Star and the Company, as custodian for his minor children, (ii) 1,125 shares subject to options held by Mr. Flynn that are exercisable within 60 days of May 31, 1996, and (iii) 3,375 options held by Mr. Flynn that are exercisable after July 31, 1996. Mr. Michael is the President and Chief Executive Officer and a shareholder of North Star. In addition, Mr. Michael is the managing general partner of the 3J2R Limited Partnership, a shareholder of North Star. Based on the foregoing, Mr. Michael may be deemed to share beneficial ownership of the shares of the Company's Common Stock held by North Star. Mr. Michael disclaims such beneficial ownership except to the extent of any indirect pecuniary interest therein. North Star's common and voting preferred stock are traded on the over-the-counter market under the symbol NSRU. North Star files periodic reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, relating to its business, financial condition and other matters. Also excludes 3,000 shares issuable upon the exercise of options to be granted to Messrs. Michael and Flynn at the Annual Meeting (provided they are re-elected) as non-employee directors of the Company under the Automatic Option Grant Program.

     (3) Includes 1,000 shares owned directly by Mr. Irwin Lieber, a principal stockholder of GeoCapital Corporation ("GeoCapital"). According to the Schedule 13G of GeoCapital dated February 15, 1996, GeoCapital is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940 and shares investment power, along with its clients, with respect to the shares. By reason of his principal ownership interest in GeoCapital, Mr. Lieber may be deemed to share beneficial ownership of the shares (excluding those he owns directly).

     (4) Includes 333,742 shares owned by Mr. Clemons directly, 1,000 shares owned indirectly by Mr. Clemons as custodian for his children, and 60,000 shares subject to options that are currently exercisable with a nominal exercise price.

     (5) According to the Schedule 13G of Mellon Bank Corporation, Mellon Bank, N.A., and The Dreyfus Corporation dated January 24, 1996, these entities hold all of these securities in their various fiduciary capacities. As such, these entities have sole dispositive power with respect to some of the shares and shared dispositive power with respect to the remaining shares. These entities have sole voting power with respect to all of the shares.

     (6) According to the Schedule 13G of Wasatch Advisors, Inc. ("Wasatch") dated February 12, 1996, Wasatch is an Investment Advisor registered under
Section 203 of the Investment Advisors Act of 1940 with sole investment power with respect to the shares.

     (7) Includes 70,000 shares owned directly by Mr. Davis and 11,176 shares subject to options that are exercisable within 60 days of May 31, 1996. Excludes 16,324 shares issuable upon exercise of options exercisable after July 31, 1996.

     (8) Consists of 24,271 shares subject to options held by Mr. Silverman that are exercisable within 60 days of May 31, 1996. Excludes 18,729 shares issuable upon exercise of options exercisable after July 31, 1996.

     (9) Includes 7,500 shares owned directly by Mr. Flynn, 300 shares owned indirectly by Mr. Flynn as custodian for his children, and 1,125 shares subject to options that are exercisable within 60 days of May 31, 1996. Excludes 3,375 shares issuable upon exercise of options exercisable after July 31, 1996. Also excludes 1,500 shares issuable upon the exercise of options to be granted to Mr. Flynn at the Annual Meeting (provided he is re-elected) as a non-employee director of the Company under the Automatic Option Grant Program.

     (10) Includes 7,500 shares owned directly by Mr. Hamerslag and 1,125 shares subject to options that are exercisable within 60 days of May 31, 1996. Excludes 3,375 shares issuable upon exercise of options exercisable after July 31, 1996. Also excludes 1,500 shares issuable upon the exercise of options to be granted to Mr. Hamerslag at the Annual Meeting (provided he is re-elected) as a non-employee director of the Company under the Automatic Option Grant Program.

     (11) Includes 6,000 shares owned directly by Mr. Brown and 1,125 shares subject to options that are exercisable within 60 days of May 31, 1996. Excludes 3,375 shares issuable upon exercise of options exercisable after July 31, 1996. Also excludes 1,500 shares issuable upon the exercise of options to be granted to Mr. Brown at the Annual Meeting (provided he is re-elected) as a non-employee director of the Company under the Automatic Option Grant Program.

     (12) Includes 1,667,489 shares owned directly or indirectly and 105,008 shares subject to options exercisable within 60 days of May 31, 1996 held by those officers and directors referenced above in footnotes 2, 4, 7, 8, 9, 10 and 11 and one additional officer not referenced above who is an executive officer but not a Named Executive Officer. Excludes 54,542 shares issuable upon exercise of options exercisable after July 31, 1996 held by all executive officers and directors as a group.



COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1996, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                        EXECUTIVE OFFICERS OF THE COMPANY


                NAME                AGE                     POSITION
                ----                ---                     --------

         V. Gordon Clemons           52     Chairman of the Board, Chief Executive Officer and President
         Daniel H. Davis             47     Vice President, Marketing and New Business Development
         Richard J. Schweppe         41     Chief Financial Officer and Secretary
         Louis E. Silverman          37     Vice President, Operations

- -------------------
     Information regarding Mr. Clemons is included under the heading "Directors and Nominees."

     Mr. Davis has been the Vice President, Marketing and New Business Development since April 1988. From October 1987 to April 1988, Mr. Davis was the Senior Vice President, Sales and Employee Benefits Group for INTRACORP. From May 1983 to October 1987, he was the Senior Vice President, Marketing, for INTRACORP. Mr. Davis has 25 years of experience in the health care and insurance industries.

     Mr. Schweppe has been the Chief Financial Officer since April 1991. From March 1988 to April 1991, Mr. Schweppe was the Director of Finance for the Company. From May 1983 to February 1988 Mr. Schweppe was the Manager, Technical Accounting for Caremark, Inc.

     Mr. Silverman became Vice President, Operations in June 1995. Mr. Silverman was Vice President, Eastern and California Operations from April 1994 to May 1995. Mr. Silverman joined the Company in March 1993 as Vice President, Eastern Operations. Prior to joining the Company, Mr. Silverman served as Vice President of Corporate Development (1986-1990) and Vice President of California Operations (1990-1993) of Office Specialists, a national temporary employment company. Mr. Silverman has 12 years of experience in service sector general management, including direct operating, acquisitions, and strategic planning responsibilities.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION



REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION*

     The Compensation Committee administers the Company's executive compensation programs. After consideration of the Compensation Committee's recommendations, the full Board of Directors reviews and approves the salaries of all elected officers, including those of the executive officers named in the Summary Compensation Table which follows this report. The Compensation Committee is responsible for administering all other elements of executive compensation, including annual incentive awards and stock option grants under the Company's Option Plan for executive officers and other key employees.

GENERAL COMPENSATION GOALS

     The design and implementation of all executive compensation arrangements are based on certain goals derived from Company values, business strategy and management requirements. These goals may be summarized as follows:

       - Pay competitive salaries to attract, retain and motivate a highly competent executive team essential to the long-term success of the Company;

       - Tie an individual's total compensation to individual and profit center performance and the financial success of the Company;

       - Reward executives for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company; and

       -   Align executives' financial interests with stockholder value.

FACTORS

     Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. Additional factors were also taken into account, and we may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. All compensation decisions will be designed to further the general compensation goals indicated above.

     BASE SALARIES. Base salaries are targeted to be moderate yet competitive in relation to salaries commanded by those in similar positions with other companies in the same industry. The base salary for each executive officer is reviewed annually and is set on the basis of personal performance, the relative importance of the functions the officer performs, the scope of the officer's ongoing responsibilities, the salary levels in effect for comparable positions with the Company's principal competitors, and internal equity considerations. The weight given to each of these factors varies from individual to individual.

- ----------------------
     *The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1993 Act or the 1934 Act.

     ANNUAL INCENTIVE AWARDS. Although the Company has a March 31 fiscal year end, it has calendar year budgets and annual incentive plans which are based on the calendar year. Annual bonuses are designed to reward personal contributions to the success of the Company and are earned under a structured formula that considers the following factors:

     Company Profit Center Financial Performance

     Each profit center of the Company submits a proposed annual operating budget including annual profit goals for review of and approval by the Chief Executive Officer of the Company in conjunction with ratification by the Committee. At the end of the calendar year, the Compensation Committee evaluates actual financial performance against these targets. The resulting performance evaluation dictates whether an increase or decrease in an executive's "normal" incentive compensation award is granted. For executive officers with operations responsibilities, the annual incentive award can range from zero to 30% of base salary depending upon performance as compared to budget. For executive officers with corporate staff responsibilities, such awards are based upon departmental objectives.

     Individual Performance

     Each executive's personal performance is measured against individual goals ("MBO's") established for that person on an annual basis. Leadership, planning, management and innovation are considered in addition to goal achievement and the weight assigned to each of these factors will vary from individual to individual. The maximum amount that any executive may earn based on the MBO element is 5% of base salary, with full achievement of MBO's resulting in a 75% payout and increasing up to 100% payout for achievement exceeding established MBO's. For executive officers with operations responsibilities, this element comprises a lesser percentage of the annual incentive award for the individual and for executive officers with corporate staff responsibilities, it comprises a greater percentage of the annual incentive award.

     Discretionary Awards

           The Compensation Committee also has the discretion under extraordinary circumstances to award bonuses based on a percentage of base salary.

     Incentive awards to the Chief Executive Officer and the other Named Executive Officers are shown in the "Bonus" column of the Summary Compensation Table, which follows this report.

     STOCK OPTIONS. Stock option grants accomplish the third and fourth compensation objectives: to motivate executive officers to manage the business, to improve long-term Company performance and to align the interests of executive officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of the Company's outstanding shares appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders. The option generally vests over a period of four years, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the officer remains employed by the Company and the market price of the underlying shares appreciates over the option term. The size of the option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual's current position with the Company, internal comparability with option grants made to other Company executives and the individual's potential for future responsibility and promotion over the option term. The Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and the officer's existing holdings of unvested options. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant made to each executive officer as circumstances warrant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The annual base salary for the Company's Chief Executive Officer, Mr. Clemons, was established on January 26, 1988, when the Company and North Star entered into an employment agreement with Mr. Clemons. The agreement became effective on February 15, 1988 and has an indefinite term. The agreement provides Mr. Clemons with an annual salary of $250,000, payable in semi-monthly installments. Mr. Clemons may terminate the agreement at any time on four months notice and the Company may terminate the agreement with or without cause. If Mr. Clemons is terminated without cause, the Company is required to pay Mr. Clemons his then-current salary for one year after such termination, less any other employment compensation received by Mr. Clemons during such one year period.

TAX LIMITATION

     As a result of federal tax legislation enacted in 1993, a publicly-held company such as CorVel will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1.0 million per officer in any fiscal year beginning after December 31, 1993. In connection with this limitation, the stockholders approved an amendments to the Option Plan at the 1994 Annual Meeting that limits the number of shares of Common Stock for which any one participant may be granted stock options or stock appreciation rights over the remaining term of the Option Plan. In addition, compensation payable to the Chief Executive Officer under his existing employment agreement may be entitled to the transitional relief provisions of the new law and would not have to be taken into account for purpose of the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

     We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer of the Company.

                                                 COMPENSATION COMMITTEE

                                                 Thomas R. Brown
                                                 Steven J. Hamerslag
                                                 Jeffrey J. Michael

STOCK PERFORMANCE GRAPH*

                  The graph depicted below shows the Company's stock price at June 28, 1991 (the effective date of the Company's initial public offering), assuming an initial investment of $100 and at March 31, 1992, 1993, 1994, 1995 and 1996, the Standard and Poor's 500 index ("S&P 500") and the Nasdaq Health Services Index over the same period. The data depicted on the graph are as set forth in the chart below the graph.

                  During the prior three years the Company reported its stock performance as compared to a self-determined peer group; however, because of the ongoing changes in the members of the peer group due to acquisition, and the limited number of publicly-traded peer companies performing comparable services, the Company decided to use the broader-based health services index. Last year's peer group consisted of Health Care COMPARE Corp., Health Risk Management, Inc. Pharmacy Management Services, Inc., American Claims Evaluation, Inc., and GMIS, Inc. Excluding Pharmacy Management Services, Inc. (which was the subject of an acquisition), an initial investment of $100 in the peer group on June 28, 1991 would be $193.44 as of March 31, 1996.

                                    [GRAPH]



                   June 28, 1991        March 31, 1992    March 31, 1993   March 31, 1994      March 31, 1995    March 31, 1996

CorVel
Corporation               100               170.00            135.00            230.00            283.00            350.00

S & P 500                 100               108.76            121.69            120.10            134.91            173.91

Nasdaq                    100               132.02            129.73            170.28            196.30            236.93
Health
Services Index


- ----------------------
    *The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1993 Act or the 1934 Act.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the other executive officers whose total cash salary and bonus for fiscal 1996 exceeded $100,000 (the "Named Executive Officers") for the three fiscal years ended March 31, 1994, 1995 and 1996. No other executive officer who would otherwise have been included in such table on the basis of salary and bonus earned for the 1996 fiscal year resigned or terminated employment during fiscal year 1996.





                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM           ALL OTHER
                                                                                  COMPENSATION      COMPENSATION(2)
                                                                                -----------------------------------
                                                      ANNUAL COMPENSATION          SECURITIES
 NAME OF INDIVIDUAL                         FISCAL    ---------------------        UNDERLYING
AND PRINCIPAL POSITION                       YEAR     SALARY(1)       BONUS         OPTIONS(#)
- -------------------------------------------------------------------------------------------------------------------
V. GORDON CLEMONS                            1996      $239,583      $   -              -               $  600
     Chief Executive Officer                 1995      $239,583      $   -              -               $1,640
                                             1994      $250,000      $   -              -               $2,792

DANIEL H. DAVIS                              1996      $160,000      $30,000          4,000             $2,650
     Vice President,
     Marketing and New
     Business Development                    1995      $160,000      $50,000          7,500             $3,750
                                             1994      $145,000      $50,000          9,000             $3,728
LOUIS E. SILVERMAN
   Vice President
                                             1996      $156,875      $50,000          3,000             $2,651
                                             1995      $137,500      $56,841          5,000             $3,715
                                             1994      $127,404      $32,933         10,000             $3,704


- -----------------------------
(1) Includes employee contributions to the Company's 401(k) Plan.

(2) "All Other Compensation" represents amounts contributed by the Company to the Company's 401(k) Plan which match the Named Executive Officer's deferred contribution to such Plan and annual premiums paid by the Company on behalf of each Named Executive Officer for the purchase of group term life insurance in an amount equal to such executive officer's annual salary as follows:

                                    Fiscal Year        401(k)            Company-paid
                                                       Contributions     Life Insurance
                                                                         Premiums
                                 -------------------------------------------------------
         V. Gordon Clemons          1996               $   74            $392
                                    1995               $  479            $390
                                    1994               $  305            $396

         Daniel H. Davis            1996               $  192            $250
                                    1995               $  700            $250
                                    1994               $1,455            $228

         Louis E. Silverman         1996               $  115            $251
                                    1995               $  700            $215
                                    1994               $  864            $204

STOCK OPTIONS

                  The following table provides information with respect to stock option grants made during fiscal 1996 to the Named Executive Officers. No options were granted during such fiscal year to the Chief Executive Officer. Except for the limited stock appreciation rights described in footnote 1 below the table, no stock appreciation rights were granted during such fiscal year to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE
                        NUMBER OF                    PERCENT OF                                          VALUE AT ASSUMED
                        SECURITIES                  TOTAL OPTIONS       AVERAGE                     ANNUAL RATE OF STOCK PRICE
                        UNDERLYING                   GRANTED TO       EXERCISE OR                  APPRECIATION FOR OPTION TERM
                         OPTIONS       GRANT        EMPLOYEES IN      BASE PRICE   EXPIRATION      ----------------------------
NAME                   GRANTED (1)     DATE        FISCAL YEAR(2)    ($/SHARE)(3)     DATE         5%(4)            10%(4)
- ----                   -----------     ----        --------------    ------------     -----        -----            -----
Daniel H. Davis           2,500        5/5/95           3.32%          $22.25        5/4/00     $15,368.16        $33,959.62
                          1,500        7/5/95           1.99%          $22.625       7/4/00     $ 9,376.31        $20,719.18
Louis E. Silverman        3,000        7/5/95           3.98%          $22.625       7/4/00     $18,752.61        $41,438.37

- -------------------

(1) Each Option will become exercisable for 25% of the option shares one year from the grant date and thereafter the remaining shares become exercisable in 36 equal monthly installments. To the extent not already exercisable, the options generally become exercisable upon a sale of assets, a merger or consolidation pursuant to which either (i) the Company does not survive or (ii) ownership of more than 50% of the voting power of the Company's stock is transferred, unless the option is assumed or replaced with a comparable option by the successor corporation. The options are also subject to "limited stock appreciation rights" pursuant to which the options, to the extent exercisable and outstanding for at least six months at the time of certain hostile tender offers in which more than 50% of the shares acquired are acquired from parties other than directors and executive officers of the Company, will automatically be canceled in return for a cash payment to the optionee based upon the tender-offer price of the Common Stock subject to that option. Each option has a maximum term of five years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.

(2) The Company granted options to purchase a total of 75,300 shares of Common Stock during fiscal 1996.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the Federal and state income tax liability incurred by the optionee in connection with such exercise. The Plan Administrator has the discretionary authority to reprice outstanding options under the Option Plan through the cancellation of those options and the grants of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.

(4) These gains are based on annual compounded rates of growth of stock price mandated by the SEC of 5% and 10% per year from the date the option was granted over the full option term. These rates do not represent the Company's estimate or projection of future Common Stock prices. There is no assurance that the values that may be realized by a Named Executive Officer on exercise of his options or any other holder of the Company's Common Stock will be at or near the value estimated in the foregoing table.

STOCK OPTION EXERCISES AND HOLDINGS

         The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the 1996 fiscal year and unexercised options held as of the end of such fiscal year. No stock appreciation rights were exercised during the 1996 fiscal year and except for the limited stock appreciation rights described in footnote 1 to the table above, no stock appreciation rights were outstanding at the end of such fiscal year. Mr. Davis did not exercise any options during the 1996 fiscal year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

- --------------------------------------------------------------------------------------------------------------------------------
                                                                                                 NET VALUE OF UNEXERCISED IN-
                                                                    NUMBER OF SECURITIES          THE-MONEY OPTIONS AT FISCAL
                                                                   UNDERLYING UNEXERCISED          YEAR-END (MARKET PRICE OF
                            SHARES         VALUE                 OPTIONS AT FISCAL YEAR-END        SHARES AT FISCAL YEAR-END
NAME                       ACQUIRED        REALIZED                         1996                 ($35.00) LESS EXERCISE PRICE)
                              ON           (MARKET PRICE
- --------------------------------------------------------------------------------------------------------------------------------
                           EXERCISE        AT EXERCISE LESS
                             (#)           EXERCISE PRICE)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE

- --------------------------------------------------------------------------------------------------------------------------------
V. GORDON  CLEMONS          362,900          $10,105,000          60,000               0          $2,099,994                 0

DANIEL H. DAVIS                  --                   --          18,698          11,802          $  410,204          $175,783

LOUIS E. SILVERMAN            2,000          $    43,250          20,604          15,396          $  391,336          $223,040
- --------------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

         On January 26, 1988, the Company and North Star entered into an employment agreement with Mr. Clemons. The agreement became effective on February 15, 1988 and has an indefinite term. The agreement provides Mr. Clemons with an annual salary of $250,000, payable in semi-monthly installments. Mr. Clemons may terminate the agreement at any time on four months notice and the Company may terminate the agreement with or without cause. If Mr. Clemons is terminated without cause, the Company is required to pay Mr. Clemons his then current salary for one year after such termination, less any other employment compensation received by Mr. Clemons during such one year period.

NONQUALIFIED STOCK OPTION AGREEMENT

         Mr. Clemons, the Company and North Star entered into a Nonqualified Stock Option Agreement on January 26, 1988 which was amended on August 31, 1988, July 1, 1989, May 14, 1991 and May 16, 1991 (as amended, the "Option Agreement"). The Option Agreement provided Mr. Clemons with the right to acquire 750,000 shares of the Company's Common Stock at $.0001 per share. Mr. Clemons exercised this option pursuant to the Option Agreement for 150,000 shares immediately following the completion of the Company's initial public offering in July 1991, 25,000 shares in January 1992, 10,000 shares in May 1992, 100,000 shares in December 1992, 5,100 shares in December 1993, 10,000 shares in May 1994, 5,000 shares in November 1994, 12,000 shares in December 1994, 10,000 shares in March 1995, 200,000 shares in May 1995, 39,900 shares in November 1995, and 123,000 shares in January 1996. As of March 31, 1996, the entire 60,000 remaining shares covered by the Option Agreement were currently exercisable.

                              CERTAIN TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Michael is a member of the Compensation Committee. Mr. Michael is the President and Chief Executive Officer of North Star.

INDEMNIFICATION AGREEMENT

         In connection with the Company's initial public offering of its Common Stock, the Company agreed to indemnify North Star against certain liabilities in connection with the offering, including liabilities under the 1933 Act.

REGISTRATION AGREEMENT

         In January 1996, the Company and North Star entered into a Registration Agreement pursuant to which the Company agreed, among other things, to register 350,000 shares (the "Shares") on Form S-3 under the 1933 Act. In addition, under the terms of the Registration Agreement, each of the Company and North Star agreed to indemnify and hold the other harmless against certain liabilities under the 1933 Act that could arise in connection with the sale by North Star of the Shares. North Star completed the sale of the Shares in January 1996.

EXECUTIVE OFFICER LOAN

         In November 1995, Mr. Clemons, Chairman, Chief Executive Officer and President of the Company exercised an option expiring January 2, 1996 to purchase 39,900 shares of the Company's Common Stock under the Option Agreement at an exercise price of $.0001 per share. Since the Company was able to recognize a substantial tax deduction as a result of Mr. Clemons' option exercise, the Company loaned Mr. Clemons an amount equal to $683,381.38 for the sole purpose of enabling him to pay federal and state tax obligations associated with the exercise of the option. The loan was evidenced by a full recourse promissory note in the principal amount of $683,381.38 and was secured by the shares received upon the exercise of the option. The loan bore interest at the rate of 5.71% per annum and such interest was due and payable with the principal balance on November 20, 1996. The principal balance of the loan plus all acrued interest was paid in full on February 15, 1996. The largest aggregate amount outstanding under the loan during the fiscal year ended March 31, 1996 was $692,575.38.

       ANNUAL REPORT AND STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

         A copy of the Annual Report of the Company for the fiscal year ended March 31, 1996 has been mailed concurrently with this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement, is not considered "soliciting material", is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act.

         A stockholder who intends to present a proposal at the Company's 1997 Annual Meeting of Stockholders must submit such proposal to the Company for inclusion in the Company's 1997 Proxy Statement and proxy card relating to such meeting not later than March 3, 1997. Stockholder proposals must be mailed to the Company's principal office at 1920 Main Street, Suite 1090, Irvine, California 92614, Attention: Secretary.

                              COSTS OF SOLICITATION

         Proxies will be solicited by mail and by telephone by regular employees of the Company without additional remuneration. The Company will request banks, brokerage houses and other institutions to forward the soliciting material to persons for whom they hold shares and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other institutions for their reasonable expenses in forwarding the Company's proxy materials to beneficial owners of the Common Stock. All costs associated with the solicitation of proxies will be borne by the Company. Proxies in the accompanying form which are properly executed, duly returned to the Company's management and not subsequently revoked will be voted as specified thereon.

                        ADDITIONAL INFORMATION AVAILABLE

         THE COMPANY FILES AN ANNUAL REPORT ON FORM 10K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, WITHOUT CHARGE, BY WRITING TO THE COMPANY'S SECRETARY.

                               CORVEL CORPORATION
                   RESTATED 1988 EXECUTIVE STOCK OPTION PLAN

                                 PLAN AMENDMENT


        The CorVel Corporation Restated 1988 Executive Stock Option Plan (the "Plan") is hereby amended, effective June 21, 1996 as follows:

        1. Section V.A. of Article One is hereby amended in its entirety to read as follows:

        A. The Common Stock issuable under the Plan shall be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company on the open market. The aggregate number of shares of Common Stock issuable over the term of this Plan shall not exceed 1,535,000(1) shares (subject to adjustment from time to time in accordance with the provisions of Section V.C.).

        2. Section V.D. of Article Four is hereby amended in its entirety to read as follows:

        D. The Plan shall in all events terminate upon the earlier of (i) June 30, 2006 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of stock options and/or stock appreciation rights under the Plan. If the date of termination is determined under clause (i) above, then any stock options and stock appreciation rights at the time outstanding under the Plan shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

        3. Except as modified by this plan amendment, the terms and provisions of the CorVel Corporation Restated 1988 Executive Stock Option Plan as in effect on the date hereof shall continue in full force and effect.



- -----------------
        (1) Includes the 200,000-share increase adopted by the Board on June 21, 1996, subject to stockholder approval at the 1996 Annual Meeting.

        IN WITNESS WHEREOF, CorVel Corporation has caused this plan amendment to be executed on its behalf by its duly-authorized officer effective as of June 21, 1996, subject to stockholder approval of the amendment at the 1996 Annual Meeting of Stockholders.


                                        CORVEL CORPORATION


                                       By /s/ Gordon Clemons
                                          --------------------------------------
                                          V. Gordon Clemons

                                        Title: Chairman of the Board,
                                               Chief Executive Officer
                                               and President

                                 FORM OF PROXY
                               CORVEL CORPORATION
                                     PROXY
                 ANNUAL MEETING OF STOCKHOLDERS, AUGUST 1, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on August 1, 1996, and the accompanying Proxy Statement and appoints V. Gordon Clemons and Jeffrey J. Michael, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock of CorVel Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of CorVel Corporation to be held at 600 City Parkway West, Suite 200, Orange, California, on Thursday, August 1, 1996 at 9:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the following manner:

1. To elect the following directors to serve for a term of one year.


Thomas R. Brown            FOR / /   WITHHOLDING AUTHORITY / /

V. Gordon Clemons          FOR / /   WITHHOLDING AUTHORITY / /

Peter E. Flynn             FOR / /   WITHHOLDING AUTHORITY / /

Steven J. Hamerslag        FOR / /   WITHHOLDING AUTHORITY / /

Jeffrey J. Michael         FOR / /   WITHHOLDING AUTHORITY / /

2. To approve amendments to the Company's Restated 1988 Executive Stock Option Plan (the "Option Plan") to (a) increase the number of shares issuable over the term of the Option Plan by 200,000 shares and (b) extend the expiration date of the Option Plan from August 1, 1998 to June 30, 2006.

    FOR  / /      AGAINST  / /      ABSTAIN  / /

3. To approve the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal 1997.

    FOR  / /      AGAINST  / /      ABSTAIN  / /

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS SET FORTH ABOVE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3 IF NO SPECIFICATION IS MADE.

                                                     Dated:

                                                     ---------------------------

                                                     ---------------------------
                                                     (Print name(s) as it (they)
                                                      appear(s) on certificate)

                                                     ---------------------------
                                                      (Authorized Signature(s))

                                                     Please print the name(s)
                                                     appearing on each share
                                                     certificate(s) over which
                                                     you have voting authority.

      PLEASE RETURN YOUR EXECUTED PROXY TO U.S. STOCK TRANSFER CORPORATION
           IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PRE-PAID ENVELOPE.